Exhibit 23

             Consent of Boldt, Carlisle & Smith



BOLDT,                                         2001 FRONT
STREET N.E., SUITE D
   CARLISLE                                    SALEM, OR
97303-6651
      & SMITH                                     (503) 585-
7751
Certified Public Accountants                       FAX  769-
4312


                                                408 NORTH
THIRD AVENUE
                                                STAYTON, OR
97383-1797
                                                  (503) 769-
2186
                                                   FAX  769-
4312




                                August 3, 1995




VALMONT INDUSTRIES, INC.
P.O. Box 358
Valley, NE  68064




               CONSENT OF INDEPENDENT AUDITOR


We consent to the use in this Form 8-K of Valmont
Industries, Inc. of our report dated March 18, 1995 on our audits of the financial statements of Microflect Company
Inc. as of December 31, 1994 and 1993, which is part of this Form 8-K.




                                Very truly yours,

                                BOLDT, CARLISLE & SMITH, LLC




                            /s/ Robert L. Boldt, CPA